EXHIBIT 2.1

         THIS SETTLEMENT AGREEMENT AND RELEASE (this "Agreement") is entered into as of this 15th day of December 2003 (the "Effective Date"), by and among AMERICAN ASSOCIATION OF CHRISTIAN COUNSELORS, INC, a Nevada corporation
("AACC"), KINGDOM VENTURES, INC, a Nevada corporation ("KDMV"), VISIONQUEST MINISTRIES, INC., a Nevada corporation ("VisionQuest"), DR. TIMOTHY E. CLINTON ("Clinton"), GENE R. JACKSON ("Mr. Jackson"), and DR. JOHN JACKSON ("Dr. Jackson").

                             STATEMENT OF BACKGROUND

         A.  AACC,  KDMV,  Clinton,   and  American   Association  of  Christian
Counselors, Inc., a Texas corporation ("Old AACC"), are parties to an Agreement and Plan of Merger, dated as of July 31, 2003 (the "Merger Agreement").

         B. In conjunction with the execution of the Merger Agreement, certain of the parties thereto entered into certain other agreements that were attached as Exhibits C-H of the Merger Agreement (all such agreements, the "Exhibit Agreements"). The Exhibit Agreements include (1) a Consulting Agreement by and between Clinton and KDMV (the "Consulting Agreement'); (2) an Employment Agreement by and among Clinton, KDMV, and AACC (the "Employment Agreement'); (3) a Put/Call Agreement by and between KDMV and Clinton; (4) a Promissory Note of AACC payable to the order of Clinton in the principal amount of $750,000 (the
"Promissory Note"); (5) a Guaranty by and among Clinton and KDMV (the "Guaranty"); and (6) a Security and Pledge Agreement by and between Clinton and KDMV (the "Security Agreement').

         C. Pursuant to the terms of the Merger Agreement, (1) Old AACC was merged with and into AACC (the "Merger"); and (2) all of the outstanding shares of common stock of Old AACC, which shares were owned by Clinton, were converted into the right to receive the sum of $3,750,000 from AACC and KDMV, payable in the form of the Promissory Note, and the issuance of 6,000,000 shares of common stock of KDMV (the "KDMV Shares").

         D. Pursuant to the terms of the Consulting Agreement, KDMV agreed to pay Clinton the sum of $1.25 million. KDMV agreed to pay Clinton the sum of $100,000 immediately upon the execution of the Consulting Agreement, and to make monthly payments of $50,000 to Clinton commencing September 15, 2003.

         E. Pursuant to the terms of the Guaranty, KDMV agreed to guarantee certain obligations of AACC to Clinton, including the obligations of AACC under the Promissory Note.

         F. Pursuant to the terms of the Security Agreement, the obligations of KDMV under certain of the Exhibit Agreements, including the Consulting Agreement and the Guaranty, were secured by the pledge of KDMV to Clinton of 8,000,000 shares of common stock of AACC (the "Pledged Shares"). Subject to the terms of the Security Agreement, the Pledged Shares are owned by KDMV and represent eighty percent (80%) of the issued and outstanding shares of common stock of AACC. VisionQuest previously owned 2,000,000 shares of common stock of AACC (the "VisionQuest Shares," and collectively with the Pledged Shares, the "AACC Shares"), all of which shares have been transferred to KDMV. The AACC Shares represent all of the issued and outstanding shares of all classes of stock of AACC.


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         G. Pursuant to the terms of the Security  Agreement,  KDMV delivered to legal counsel for Clinton the original of stock certificate No. 1, representing the Pledged Shares, duly endorsed for transfer to Clinton.
         H. Pursuant to the Merger Agreement, Clinton and KDMV made certain representations and warranties to the other, and each party agreed to indemnify the other with respect to breaches of such party's representations and warranties.

         1. By letter dated November 5, 2003, Clinton alleged that AACC and KDMV had breached various terms of the Merger Agreement, the Consulting Agreement, the Promissory Note, and the Security Agreement. As a result of such alleged breaches, Clinton purported to exercise his rights under the Security Agreement and assert ownership of the Pledged Shares.

         J. As a result of Clinton's actions, as described above in Paragraph I, on November 10, 2003, KDMV filed a Complaint against Clinton in the United States District Court for the Western District of Virginia, Roanoke Division (the "Court"), alleging breach of contract by Clinton of the Merger Agreement, and seeking a declaratory judgment. The filing of such Complaint precipitated the commencement of an action in the Court, proceeding as Civil Action No. 7:03CV00735 (the "Action").

         K. On November 14, 2003, Clinton filed with the Court in the Action (1) a Counterclaim against KDMV, alleging breach of contract by KDMV of the Merger Agreement and certain of the Exhibit Agreements, fraud, and conspiracy; and (2) a Third Party Complaint against AACC, Mr. Jackson and Dr. Jackson, alleging breach of contract by AACC, and alleging fraud and conspiracy by Mr. Jackson and Dr. Jackson. All of the allegations set forth by Clinton in the aforesaid Counterclaim and Third Party Complaint filed in the Action shall be referred to in this Agreement as the "Clinton Claims."

         L. On November 24, 2003, KDMV, AACC, Mr. Jackson, and Dr. Jackson filed an Amended Complaint and Counterclaim with the Court in the Action, alleging breach of contract by Clinton of the Merger Agreement, actual fraud, constructive fraud, and breach of fiduciary duty, and seeking damages from Clinton in excess of $1,000,000. All of the allegations set forth by KDMV, AACC, Mr. Jackson, and Dr. Jackson in the aforesaid Amended Complaint and Counterclaim filed in the Action shall be referred to in this Agreement as the "KDMV Claims."

         M. To avoid the further expense and inconvenience of litigation, each party hereto desires and intends, without admitting or conceding liability, to expeditiously resolve and settle all existing disputes, claims, and causes of actions between or among any and all of the parties hereto upon the terms set forth in this Agreement.
         N. Each party's intent and desire in executing this Agreement is to release each other party hereto from all its covenants, liabilities and obligations under the Merger Agreement and the Exhibit Agreements, and, except as expressly provided for in this Agreement, to place each other party hereto so far as is reasonably practicable in the position that such party would have been in if the Merger Agreement and the Exhibit Agreements had not been executed.

                                      TERMS

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties, intending to be legally bound, agree as follows:

         1. Cancellation of Exhibit Agreements and Obligations Under the Merger Agreement. Each of the parties hereto expressly acknowledges and agrees that, from and after the Effective Date, no party hereto shall have any obligation (regardless of when such obligation arises or arose) to any other party hereto under the Merger Agreement, the Exhibit Agreements, and all other agreements executed, and transactions undertaken, in furtherance of the Merger. Each of the Exhibit Agreements and the obligations of the Parties under the Merger Agreement are, to the extent still in effect or unfulfilled, hereby cancelled, and shall be no longer binding on any party hereto. Notwithstanding the foregoing, each of the parties hereto agrees that:

         a. The cancellation referenced in the preceding paragraph shall not affect or nullify (i) the formation of AACC as the successor corporation to Old AACC; (ii) any act undertaken, or business transaction conducted by, or on behalf of, AACC on or after July 31, 2003; (iii) the continued corporate existence of AACC; and (iv) the continued operation of the business of AACC.

         b. Clinton shall retain all sums and financial benefits paid to him as of the Effective Date by, or on behalf of, KDMV pursuant to the terms of the Merger Agreement, and any of the Exhibit Agreements, including without limitation, the Consulting Agreement and the Employment Agreement.

         c. Except for the KDMV Materials (defined in Paragraph 6(a) below), AACC shall retain all financial sums and benefits, information, materials, and assets provided or rendered to AACC by, or on behalf of, KDMV, pursuant to the terms of the Merger Agreement, and/or any of the Exhibit Agreements, and/or in reliance upon the Merger.

         d. KDMV shall transfer all of its right, title, and interest in and to any and all life insurance policies insuring the life of Clinton (the "Policies") to Clinton, including without limitation, the life insurance polices set forth on Exhibit A to the Employment Agreement. As of the Effective date, Clinton shall be solely responsible for the payment of all premiums, expenses, costs and charges associated with the Policies.
         2. Transfer of the AACC Shares. In consideration of (a) the payment by AACC to KDMV of the sum of Two Hundred Thousand Dollars ($200,000) (the "Consideration"), payable in accordance with the terms of Paragraph 3 below; (b) the transfer by Clinton to KDMV of the KDMV Shares; and (c) the respective covenants, warranties, and agreements of AACC and Clinton set forth in this Agreement; KDMV agrees to, and does hereby, sell, assign, set over unto and deliver, transfer, and convey all of the AACC Shares to Clinton free and clear of all liens, pledges, security interests, charges, encumbrances, claims and rights of others of any nature whatsoever. Immediately upon the execution of this Agreement, Clinton agrees to deliver the certificate representing the AACC Shares, duly endorsed for transfer to KDMV (the "Certificate") to Wood Rogers, PLC as escrow agent (the "Escrow Agent"), to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement, attached hereto as Exhibit A (the "Escrow Agreement"), the terms of which are incorporated herein by this reference.

         3. Payment of the Consideration. In consideration of (a) the sale and transfer by KDMV to Clinton of the AACC Shares; and (b) the respective covenants, warranties, and agreements of KDMV, VisionQuest, Mr. Jackson, and Dr. Jackson set forth in this Agreement, AACC agrees to pay KDMV the Consideration in the following manner: (i) AACC shall pay KDMV the sum of Twenty-Five Thousand Dollars ($25,000) (the "First Payment") by delivering the First Payment in cash, or other immediately available funds, to Woods Rogers, PLC, 10 South Jefferson Street, Suite 1400, Roanoke, Virginia 24011, by no later than 5:00 p.m. EST on December 29, 2003; and (ii) AACC shall pay the balance of One Hundred Seventy-Five Thousand Dollars ($175,000) to KDMV in accordance with the terms of the promissory note attached hereto as Exhibit B (the "Note"), the terms of which are incorporated herein by this reference. AACC and Clinton each expressly acknowledges and agrees that, notwithstanding any provision of the Note to the contrary, including any provision permitting cure of any breach or default thereof, that if AACC does not pay KDMV the First Payment in cash, or other immediately available funds, by 5:00 p.m. EST on December 29, 2003, the entire principal balance of the Note, namely One Hundred Seventy Five Thousand Dollars ($175,000), shall become immediately due and payable in full.

         4. Transfer of the KDMV Shares. In consideration of (a) the sale and transfer by KDMV to Clinton of the AACC Shares; and (b) the respective covenants, warranties, and agreements of KDMV, VisionQuest, Mr. Jackson, and Dr. Jackson set forth in this Agreement, Clinton agrees to, and does hereby, sell, assign, set over unto and deliver, transfer, and convey the six million (6,000,000) KDMV Shares to KDMV free and clear of all liens, pledges, security interests, charges, encumbrances, claims and rights of others of any nature whatsoever. Immediately upon the execution of this Agreement, Clinton agrees to deliver to KDMV the original of stock certificates KV 1422, KV 1423, KV 1424, KV 1425, KV 1426, KV 1427, KV 1428, KV 1429, KV 1430, KV 1431, KV 1432, and KV
1433, duly endorsed for transfer to KDMV, which certificates represent the KDMV Shares.

           5.       Control and Ownership of AACC.

         a. Control of AACC. Each of the parties hereto agrees that on and after the Effective Date, Clinton shall be the sole owner of all of the outstanding and issued shares of all classes of stock of AACC, and that Clinton shall be free to exercise control of AACC, and to conduct all aspects of the business operations of AACC in any manner he deems appropriate or necessary, free of interference of any kind from KDMV, Mr. Jackson, and/or Dr. Jackson, subject only to the terms of this Agreement, the Note, the Escrow Agreement, and the Pledge Agreement, of even date herewith, by and between Clinton and KDMV. Upon the execution of this Agreement, any position, status, role or title held by Mr. Jackson, Dr. Jackson, KDMV, and any of KDMV's employees, agents, directors, officers, or shareholders, in, or with respect to, AACC, including without limitation, any position, status, role or title as an employee, officer or director of AACC, shall automatically terminate, together with all responsibilities, obligations, and rights associated therewith. Upon the execution of this Agreement, Mr. Jackson and Dr. Jackson shall deliver to AACC their written resignations of their respective positions, if any, as an employee, officer and/or director of AACC.

         b. Conduct of Business. From and after the Effective Date and until the Expiration Date (defined in Paragraph 7(c) below):

         i. Clinton will devote his full time and effort to the conduct of business of AACC and the AACC's affiliates listed on Exhibit C (the "AACC Affiliates").

         ii. AACC will, and will require each of AACC Affiliates to, (i) conduct their respective business only in the ordinary course business, and (ii) use their best efforts to preserve intact their respective present business organizations and operations, keep available the services of their respective officers and employees (except those employees and/or officers who are terminated pursuant to the terms of Paragraph 5(a) above), and preserve their respective relationships with licensors, suppliers, dealers, customers, clients, and others having business relationships with AACC and/or any AACC Affiliate.

         c. Restrictions on Business Operations. From and after the Effective Date and until the Expiration Date:

         i. Clinton will not permit AACC to, and AACC will not, without the prior written consent of KDMV, directly or indirectly:

         (A) grant or agree to grant any bonus to Clinton; pay or agree to pay Clinton annual cash compensation in excess of $200,000; provide for any new pension, retirement or other employee benefit plan or any increase in any existing employee benefits to Clinton; or pay or reimburse any expenses incurred by Clinton except those expenses that are reasonable in amount and in direct furtherance of AACC's business. (B) authorize the creation or issuance of, or issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, prior to the Expiration Date, or giving any person any right to acquire from it, prior to the Expiration Date, any shares or its capital stock, unless (1) after any such creation, issuance, sale, or acquisition, Clinton owns at least fifty one percent (51%) of AACC's outstanding capital stock, or (2) the definitive agreement governing such creation, issuance, sale, or acquisition requires the cash proceeds to be received by AACC or Clinton pursuant thereto to be no less than the outstanding principal amount and accrued interest under the Note (the "Note Balance"), and provides for such cash proceeds to be first paid to KDMV to satisfy the Note Balance.

         (C) merge or undertake an exchange of shares with any other entity unless, after any such merger or exchange, Clinton owns at least fifty one percent (51 %) of AACC or the surviving entity's then outstanding capital stock.

         (D) consolidate with another entity.

         (E) redeem, repurchase, or otherwise acquire any shares of its capital stock.

         (F) voluntarily dissolve or propose to its shareholders that AACC voluntarily dissolves.

         (G) sell, dispose of, transfer or encumber any of its assets, other than in the ordinary course of business, unless (1) the proceeds of any such transaction are to be retained and used exclusively in AACC's business (including an additional contribution to the capital of an AACC Affiliate), or
(2) the definitive agreement governing such transaction requires the cash proceeds to be received by AACC or Clinton to be no less than the Note Balance and to be first paid to KDMV and applied to the Note Balance.

         (H) declare, set aside, or pay any dividend in cash or property with respect to its capital stock.

         (1) enter into an agreement to do any of the things described in clauses (A) - (H) above.

         ii. Neither Clinton nor AACC will permit any AACC Affiliate to, without the prior written consent of KDMV, directly or indirectly:

         (A) grant or agree to grant any bonus to Clinton; pay any salary to Clinton; provide for any pension, retirement or other employee benefit plan or any increase in any existing employee benefits to Clinton; or pay or reimburse any expenses incurred by Clinton except those expenses that are reasonable in amount and in direct furtherance of an AACC Affiliate's business.

         (B) split, combine or otherwise change its capital stock;

         (C) authorize the creation or issuance of, or issue or sell any shares of its capital stock or any securities or obligations convertible into, or exchangeable for, or giving any person any right to acquire from it, any shares or its capital stock.

         (D) merge, consolidate, or undertake an exchange of shares with any other entity.

         (E) sell, dispose of, transfer or encumber any of its assets, except in the ordinary course of business, unless (1) the proceeds of any such transactions are to be retained and used exclusively in an AACC Affiliate for exclusive use in an AACC Affiliate's business (which would include a dividend or disbursement to AACC for exclusive use in an AACC's Affiliate's business), or
(2) the definitive agreement governing such transaction requires the cash proceeds to be received by the AACC Affiliate, AACC, or Clinton to be no less than the Note Balance, and to be first paid to KDMV and applied to the Note Balance.

         (F) enter into an agreement to do any of the things described in the clauses (A) - (E) above.

         6. Return of Assets and Materials. Immediately following the execution of this Agreement:

         a. Clinton and AACC each agrees to use best efforts to promptly return to KDMV all confidential and/or proprietary materials and information of, or owned by, KDMV that were provided by, or on behalf of, KDMV to Clinton and/or AACC prior to, and/or after, the Merger (the "KDMV Materials"), together with all copies of the KDMV Materials existing in any format or medium, including without limitation, print and electronic copies. Clinton and AACC each further agrees to delete all copies of the KDMV Materials that are stored on either such party's computers, servers, network, or any portable electronic medium, including without limitation, diskettes and compact discs. The KDMV Materials include, without limitation, the mailing list of Blue Hill Media, Inc. (the "Mailing List").

         b. KDMV, VisionQuest, Mr. Jackson, and Dr. Jackson each agrees to use best efforts to promptly return to AACC all confidential and proprietary materials and/or information of, or owned by, AACC and/or Clinton that were provided by, or on behalf of, AACC and/or Clinton to any of KDMV, VisionQuest, Mr. Jackson and Dr. Jackson prior to, and/or after, the Merger (the "AACC Materials"), together with all copies of AACC materials existing in any format or medium, including without limitation, print and electronic copies. KDMV, VisionQuest, Mr. Jackson, and Dr. Jackson each further agrees to delete all copies of the AACC Materials that are stored on any such party's computers, servers, network, or any portable electronic medium, including without limitation, diskettes and compact discs. The AACC Materials include, without limitation, (i) the corporate records, minute book, and stock ledger of AACC;
(ii) financial information of AACC; and (iii) all lists of, and information relating to, the business partners, employees, vendors, clients, and/or members of AACC and/or any AACC Affiliate.

         7. Non-Competition and Non-Solicitation.

         a. Covenants of KDMV, VisionQuest, Mr. Jackson, and Dr. Jackson. Each of KDMV, VisionQuest, Mr. Jackson, and Dr. Jackson agrees that neither it/he, nor any of its/his employees, agents, affiliates, successors, assigns, or heirs shall (i) solicit, cause, or induce, or attempt to solicit, cause or induce, any person or entity that is, as of the Effective Date, an employee, contractor, agent, customer, vendor, and/or known member of AACC (KDMV, VisionQuest, Mr. Jackson and Dr. Jackson each agrees to use reasonable efforts to ascertain whether a person or entity is a member of AACC) to terminate his/her/its employment, engagement, association, membership, and/or business relationship with AACC; (ii) conduct any business, or other activities, associated with, or relating in any manner, to "Shine Magazine;" and (iii) publish and/or distribute any work or publication that directly competes with "Shine Magazine." KDMV, VisionQuest, Mr. Jackson, and/or Dr. Jackson each further agrees not to take any action to impair, or adversely affect, any business relationship by and between AACC and any of WorldVision, Max.com, Money Coach, and National Mediation.

         b. Covenants of AACC and Clinton. Each of AACC and Clinton agrees that neither it/he, nor any of its/his employees, agents, affiliates, successors, assigns, or heirs shall cause or induce, or attempt to cause or induce, any person or entity that is, as of the Effective Date, an employee, contractor, agent, customer, vendor, and/or known member (AACC and Clinton each agrees to use reasonable efforts to ascertain whether a person or entity is a member of
KDMV) to terminate his/her/its employment, engagement, association, membership, and/or business relationship with KDMV.

         c. Duration and Scope of Covenants. The obligations imposed upon KDMV, VisionQuest, Mr. Jackson, and Dr. Jackson pursuant to Paragraphs 7(a) above, and the obligations imposed upon AACC and Clinton pursuant to Paragraph 7(b) above, shall continue in force until the first to occur of (such date, the "Expiration Date"): (i) the date on which AACC makes full payment to KDMV of the Consideration in accordance with the terms of this Agreement and the Note; (ii) August l, 2005; and/or (iii) the date on which KDMV acquires ownership of the AACC Shares pursuant to the terms of the Note, following an uncured default under the Note by AACC.

         8. Non-Use and Non-Disclosure Covenants.

         a. Covenants of KDMV, VisionQuest, Mr. Jackson, and Dr. Jackson. Each of KDMV, VisionQuest, Mr. Jackson, and Dr. Jackson agrees that neither it/he, nor any of its/his employees, agents, affiliates, successors, assigns, or heirs shall disclose to any person or entity, or use in any manner, any confidential and/or proprietary information owned by AACC and/or Clinton, including without limitation, the AACC Materials, intellectual property, software, devices, inventions, processes, compilations of information, records, source codes, object codes, and specifications, customer lists, member lists, vendor lists, and financial, accounting, statistical, and personnel information concerning Clinton, AACC, or customers, clients, employees, vendors, and/or members of AACC (collectively, "AACC Confidential Information"). Notwithstanding anything set forth in this Agreement to the contrary, neither KDMV, VisionQuest, Mr. Jackson, nor Dr. Jackson shall have any obligation to AACC or Clinton with respect to any AACC Confidential Information which: (i) is or becomes publicly known other than as a consequence of a breach of this Agreement by KDMV, Mr. Jackson and/or Dr. Jackson; (ii) is or becomes publicly known other than as a consequence of a breach of a confidentiality obligation owed to AACC and/or Clinton by a bona fide third party; (iii) is or has been developed by KDMV, VisionQuest, Mr. Jackson, and/or Dr. Jackson prior to the Effective Date, independently of and without reference to anything provided to any such party by AACC and/or Clinton;
(iv) is obtained by KDMV, VisionQuest, Mr. Jackson, and/or Dr. Jackson from a bona fide third party that is not under an obligation of confidentiality with respect thereto to AACC and/or Clinton; (v) KDMV, VisionQuest, Mr. Jackson, and/or Dr. Jackson is required to disclose pursuant to any applicable, law, rule, or regulation; and/or order of a court, tribunal or government agency; and/or (vi) is necessary to disclose in connection with any legal proceeding regarding this Agreement, or the transactions contemplated hereby.

         b. Covenants of AACC and Clinton. Each of AACC and Clinton agrees that neither it/he, nor any of its/his employees, agents, affiliates, successors, assigns, or heirs shall disclose to any person or entity, or use in any manner, any confidential and/or proprietary information owned by KDMV, VisionQuest, Mr. Jackson, and/or Dr. Jackson, including without limitation, the KDMV Materials, intellectual property, software, devices, inventions, processes, compilations of information, records, source codes, object codes, and specifications, customer lists, member lists, vendor lists, and financial, accounting, statistical, and personnel information concerning KDMV, or customers, clients, employees, vendors, and/or members of KDMV (collectively, "KDMV Confidential Information"). Notwithstanding anything set forth in this Agreement to the contrary, neither AACC nor Clinton shall have any obligation to KDMV, VisionQuest, Mr. Jackson, or Dr. Jackson with respect to any KDMV Confidential Information which: (i) is or becomes publicly known other than as a consequence of a breach of this Agreement by AACC and/or Clinton; (ii) is or becomes publicly known other than as a consequence of a breach of a confidentiality obligation owed to KDMV, VisionQuest, Mr. Jackson, and/or Dr. Jackson by a bona fide third party; (iii) is or has been developed by AACC and/or Clinton prior to the Effective Date, independently of and without reference to anything provided to any such party by KDMV, VisionQuest, Mr. Jackson, and/or Dr. Jackson; (iv) is obtained by AACC and/or Clinton from a bona fide third party that is not under an obligation of confidentiality with respect thereto to KDMV, VisionQuest, Mr. Jackson, and/or Dr. Jackson; (v) AACC and/or Clinton is required to disclose pursuant to any applicable, law, rule, or regulation; and/or order of a court, tribunal or government agency; and/or (vi) is necessary to disclose in connection with any legal proceeding regarding this Agreement, or the transactions contemplated hereby.

         c. Duration of Non-Use and Non-Disclosure Covenants. The obligations imposed on each party pursuant to the terms of Paragraphs 8(a) and (b) above shall continue in force for a period of three (3) years commencing on the Effective Date.

         9. Representations and Warranties.

         a. Representations and Warranties of KDMV. KDMV represents and warrants to AACC and Clinton as follows:

         i. KDMV is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as now conducted and to own and operate the assets and properties now owned and operated by it.

         ii. KDMV has full power and authority to enter into this Agreement, and has taken all action necessary to authorize the transactions effected hereby. No consents, approvals, orders or authorizations of any third party, including but not limited to governmental bodies, are required for the execution, delivery or performance of this Agreement by KDMV.

         iii. True and correct copies of AACC's article and bylaws are attached to this Agreement as Exhibits D and E, respectively.

         iv. The authorized capital stock of AACC consists of 110,000,000 shares, of which 100,000,000 are shares of common stock, $0.001 par value, of which, as of the Effective Date, 10,000,000 shares are validly issued and outstanding, fully paid and nonassessable. AACC has not (1) issued, sold, transferred, assigned, pledged, or otherwise disposed of, or encumbered, any shares of any class of capital stock of AACC; (2) issued any options, warrants, or rights to acquire shares of any class of capital stock of AACC; (3) issued any securities convertible into shares of any class of capital stock of AACC;
(4) entered into any agreement or arrangement granting any person or entity the right or power to convert debt or other obligations into, or otherwise acquire, any shares of capital stock of AACC; and/or (5) entered into any commitments, agreements, or arrangements relating to any of the foregoing.

         v. KDMV owns the AACC Shares free and clear of all liens, pledges, encumbrances and rights of any nature whatsoever of any other person or entity, including the right to convert debt or other obligations into any of the AACC Shares.

         vi. KDMV has full power and authority to so transfer the AACC Shares to Clinton, free and clear of all liens, pledges, encumbrances and rights of any nature whatsoever of any other person or entity.

         vii. Except as set forth on Exhibit F, to its best knowledge, KDMV has taken no direct or indirect action whatsoever since July 31, 2003 to cause, or that has resulted in, the transfer, sale, assignment, pledge, encumbrance, or disposition of any assets or rights of AACC, including without limitation, any intellectual property or intellectual property rights of AACC.

         viii. Except as set forth on Exhibit F, to its best knowledge, KDMV has taken no direct or indirect action whatsoever since July 31, 2003 to cause, or that has resulted in, the imposition of any valid and binding financial or other obligations on AACC, including without limitation, any contractual obligations.

         b. Representations and Warranties of Mr. Jackson and Dr. Jackson. Mr. Jackson and Dr. Jackson each represents and warrants to AACC and Clinton that:

         i. Except as set forth on Exhibit F, attached hereto, to his best knowledge, he has taken no direct or indirect action whatsoever since July 31, 2003 to cause, or that has resulted in, the transfer, sale, assignment, pledge, encumbrance, or disposition of any assets or rights of AACC, including without limitation, any intellectual property or intellectual property rights of AACC.

         ii. Except as set forth on Exhibit F, attached hereto, to his best knowledge, he taken no direct or indirect action whatsoever since July 31, 2003 to cause, or that has resulted in, the imposition of any binding financial or other obligations on AACC, including without limitation, any contractual obligations.

         c. Representations and Warranties of Clinton. Clinton represents and warrants to KDMV as follows:

         i. Clinton owns the KDMV Shares free and clear of all liens, pledges, encumbrances and rights of any nature whatsoever of any other person or entity.

         ii. Clinton has full power and authority to transfer the KDMV Shares to KDMV, free and clear of all liens, pledges, encumbrances and rights of any nature whatsoever of any other person or entity.

         10. Indemnity.

         a. Indemnification by KDMV. KDMV agrees to indemnify and hold harmless AACC and Clinton from and against all threatened and actual fines, obligations, liability, losses, costs, expenses, damages, and expenses (including reasonable attorney's fees and court costs) (collectively, "Losses") that AACC and/or Clinton suffers or incurs in connection with, or that arises out of (i) any misrepresentation or breach by KDMV of its warranties set forth in Paragraphs 9(a)(i)-(viii) above; (ii) any contract or agreement entered into, or obligation incurred, by AACC, without Clinton's prior knowledge or consent, as a result of any act or omission of KDMV, except for the obligations and contracts set forth on Exhibit F attached hereto (the "AACC Contracts"); (iii) AACC and/or Clinton's use of the Mailing List, and/or the return of the Mailing List to KDMV; (iv) any and all filings made by, or on behalf, of KDMV with the Securities and Exchange Commission (the "SEC"), or with any other person or entity pursuant to the Rules of the Securities and Exchange Commission, the Nasdaq Stock Market, Inc., the National Association of Securities Dealers, the rules and regulations of other applicable regulatory agencies (collectively, "Agencies"), or as otherwise required by law, relating in any way to AAAC, the Merger, and/or this Agreement, including without limitation, the Audit, and any other financial audit, assessment, or report of the financial affairs of AACC and/or KDMV prepared by, or on behalf of, KDMV (any such filing, a "Filing"); and (v) any financial audit(s) or other financial reports, prepared by, or behalf of, KDMV relating in any way to AACC, including without limitation the audit prepared by Wrinkle, Gardner & Company, PC (the "Audit"). The indemnities set forth in Paragraphs 10(a)(iv) and (v) above shall not apply to any Losses caused, or incurred by, AACC and/or Clinton as a direct result of any information provided by Clinton and/or AACC to KDMV relating to the finances of AACC prior to July 31, 2003, provided that such information was not altered or modified in any manner by, or on behalf of, KDMV.

         b. Indemnification by Mr. Jackson and Dr. Jackson. Mr. Jackson and Dr. Jackson each agrees to indemnify and hold harmless AACC and Clinton from and against all Losses that AACC or Clinton suffers or incurs in connection with, or that arises out of, (i) any misrepresentation or breach by Mr. Jackson and/or Dr. Jackson of their respective warranties set forth in Paragraphs 9(c)(i)-(ii) above; (ii) any contract entered into, or obligation incurred, by AACC, without Clinton's prior knowledge and/or consent, as a result of any act or omission of Mr. Jackson and/or Dr. Jackson, except for the AACC Contracts; (iii) AACC and/or Clinton's use of the Mailing List, and/or the return of the Mailing List to KDMV; (iv) any and all Filings made by, or on behalf, of KDMV; and (v) any financial audit(s) or other financial reports, prepared by, or behalf of, KDMV relating in any way to AACC, including without limitation, the Audit. The indemnities set forth in Paragraphs 10(b)(iv) and (v) above shall not apply to any Losses caused, or incurred by, AACC and/or Clinton as a direct result of any information provided by Clinton and/or AACC to KDMV relating to the finances of AACC prior to July 31, 2003, provided that such information was not altered or modified in any manner by, or on behalf of, KDMV.

         c. Indemnification by Clinton. Clinton agrees to indemnify and hold harmless KDMV, Mr. Jackson, and Dr. Jackson from and against any and all Losses that KDMV suffers or incurs in connection with, or that arises out of any misrepresentation or breach by Clinton of his warranties set forth in Paragraphs 9(d)(i)-(ii) above.

         11. Release of Claims.

         a. Release by KDMV. KDMV, on its own behalf, and on behalf of its successors and assigns, hereby forever releases, acquits and discharges, and agrees not to sue or institute any legal action against, AACC and/or Clinton, and its/his respective agents, contractors, employees, officers, directors, shareholders, trustees, members, assigns, estates, heirs, personal representatives and successors-in-interests, from, against, and with respect to, all claims, actions, liability, obligations, damages and causes of action, of every kind, nature, and description whatsoever, whether based in tort, contract, or otherwise, and/or alleging breach of fiduciary duty, fraud, conflict of interest, or otherwise, which arose, accrued, or relate to any matter, action, omission or circumstance occurring or existing prior to and including the Effective Date, whether known or unknown, asserted or unasserted (collectively, "Claims"), including without limitation, (i) the KDMV Claims; (ii) any and all

Claims,  regardless  of when such Claims  arise,  arising  under,  or  otherwise relating  to, the  negotiation,  execution,  performance,  and/or  breach of the
Merger Agreement, and/or any of the Exhibit Agreements; (iii) except for this Agreement, any and all Claims arising out of, or related to, KDMV's rights as a party under any agreement with AACC and/or Clinton, and/or under any organizational document of AACC and/or KDMV; (iv) any and all Claims related to, or arising out of, any and all agreements and transactions related in any way to the Merger, except for AACC and Clinton's respective covenants, obligations and warranties under this Agreement and the Note (which Claims are expressly excluded from this Paragraph 11(a)); (v) any and all Claims related to, or arising out of, any and all acts and omissions of AACC and Clinton prior to the Effective Date; (vi) any and all Claims for, related to, or arising out of, Losses suffered or incurred by KDMV as a result of executing and performing this Agreement, unless such Losses are caused directly by AACC and/or Clinton's failure to perform any of its obligations under this Agreement and/or the Note in accordance with the terms thereof; (vii) any and all Claims arising out of, or related to, KDMV's status or interests as a shareholder of AACC; (viii) any and all Claims for Losses arising out of, or otherwise related to, any and all Filings made by, or on behalf of, KDMV; and (ix) any and all Claims for Losses arising out or, or otherwise related to, any financial audit(s) or other financial reports, prepared by, or behalf of, KDMV relating in any way to AACC, including without limitation, the Audit.

         b. Release by VisionQuest, Mr. Jackson, and Dr. Jackson. Each of VisionQuest, Mr. Jackson, and Dr. Jackson, on its/his own behalf, and on behalf of its/his respective successors, assigns, heirs, and/or personal representatives, hereby forever releases, acquits and discharges, and agrees not to sue or institute any legal action against, AACC and/or Clinton, and its/his respective agents, contractors, employees, officers, directors, shareholders, trustees, members, assigns, estates, heirs, personal representatives and successors-in-interests, from, against, and with respect, to all Claims occurring or existing prior to and including the Effective Date, including without limitation, (i) the KDMV Claims; (ii) any and all Claims, regardless of when such Claims arise, arising under, or otherwise relating, to the negotiation, execution, performance, and/or breach of the Merger Agreement, and/or any of the Exhibit Agreements; (iii) except for this Agreement, any and all Claims arising out of, or related to, VisionQuest, Mr. Jackson and/or Dr. Jackson's rights as a party under any agreement with AACC and/or Clinton, and/or under any organizational document of AACC; (iv) any and all Claims related to, or arising out of, any and all agreements and transactions related in any way to the Merger, except for AACC and Clinton's respective covenants, obligations and warranties under this Agreement and the Note (which Claims are expressly excluded from this Paragraph 11(b)); (v) any and all Claims related to, or arising out of, any and all acts and omissions of AACC and Clinton prior to the Effective Date; (vi) any and all Claims for, related to, or arising out of, Losses suffered or incurred by VisionQuest, Mr. Jackson, and/or Dr. Jackson as a result of executing and performing this Agreement, unless such Losses are caused directly by AACC and/or Clinton's failure to perform any of its obligations under this Agreement and/or the Note in accordance with the terms thereof; (vii) any and all Claims arising out of, or related to, VisonQuest's status or interests as a shareholder of AACC; (viii) any and all Claims arising out of, or related to, any position, status, role or title that Mr. Jackson and/or Dr. Jackson holds, or held, in or with respect to AACC, including without limitation any position, status, role or title as an employee, officer or director of AACC, and the termination thereof.; (ix) any and all Claims for Losses arising out of, or otherwise related to any and all Filings made by, or on behalf of, KDMV; and
(x) any and all Claims for Losses arising out or, or otherwise related to, any financial audit(s) or other financial reports, prepared by, or behalf of, KDMV relating in any way to AACC, including without limitation, the Audit.

         c. Release by Clinton and AACC. Each of AACC and Clinton, on its/his own behalf, and on behalf of its/his respective successors, assigns, heirs, and/or personal representatives, hereby forever releases, acquits and discharges, and agrees not to sue or institute any legal action against, KDMV, VisionQuest, Mr. Jackson and/or Dr. Jackson, and its/his respective agents, contractors, employees, officers, directors, shareholders, trustees, members, assigns, estates, heirs, personal representatives and successors-ininterests, from, against, and with respect to, all Claims occurring or existing prior to and including the Effective Date, including without limitation, (i) the Clinton Claims; (ii) any and all Claims, regardless of when such Claims arise, arising under, or otherwise relating to the negotiation, execution, performance, and/or breach of the Merger Agreement, and/or any of the Exhibit Agreements, (iii) except for this Agreement, any and all Claims arising out of or related to Clinton and/or AACC's rights as a party under any agreement with KDMV, or under any organizational document of AACC or KDMV; (iv) any and all Claims related to, or arising out of, any and all agreements and transactions related in any way to the Merger, except for KDMV, VisionQuest, Mr. Jackson, and Dr. Jackson's respective covenants, obligations and warranties under this Agreement and the Note (which Claims are expressly excluded from this Paragraph 11(c)); (v) any and all Claims related to, or arising out of, any and all acts and omissions of KDMV, VisionQuest, Mr. Jackson, and/or Dr. Jackson prior to the Effective Date;
(vi) any and all Claims for, related to, or arising out of, Losses suffered or incurred by AACC and/or Clinton as a result of executing and performing this Agreement, unless such Losses are caused directly by KDMV, VisionQuest, Mr. Jackson, and/or Dr. Jackson's failure to perform any of its obligations under this Agreement in accordance with the terms hereof; (vii) any and all Claims arising out of, or related to, Clinton's interest as a shareholder and/or creditor of AACC and/or KDMV; and (viii) any and all Claims arising out of, or related to, any position, status, role or title that Clinton holds, or held, in or with respect to AACC and/or KDMV, including without limitation any position, status, role or title as an employee, officer and/or director of AACC and/or KDMV, and the termination thereof.

         12. Dismissal of Action. The parties agree to endorse and tender to the Court for entry the Dismissal Order attached hereto as Exhibit G (the "Dismissal Order").

         13. Acknowledgements. Each of the parties hereto acknowledges and agrees that (i) the terms of this Agreement have been negotiated by the parties, with each party being represented by, or having the opportunity to be represented by, separate, independent legal counsel throughout such negotiations; and (ii) it has determined the terms of this Agreement to be fair to, and in the best interests of, such party (and with respect to KDMV, VisionQuest, and AACC, in the best interests of its respective shareholders).

         14. Further Assurances. Upon the request of any other party hereto from time to time, each party hereto agrees to execute and deliver all documents or instruments, make all truthful oaths, testify in any proceedings and do all other acts that may be reasonably necessary or desirable, in the opinion of the requesting party, to carry out and implement the transactions and agreements contemplated by this Agreement.

         15. Non-Disparagement. Each party hereto agrees that it/he shall not make or publish any disparaging, knowingly false, or defamatory statements or comments to any person or entity concerning any other party hereto, including without limitation, any such comments or statements relating to the Merger, the performance or breach of any party of its obligations under the Merger Agreement and/or any of the Exhibit Agreements, and/or the circumstances giving rise to the execution of this Agreement. Further, KDMV agrees that, any public release and/or filing made by, or on behalf of, KDMV of any report or statement concerning AACC, the Merger, this Agreement, and/or the circumstances giving rise to this Agreement, including without limitation, any Filing, shall not criticize, disparage, condemn, apportion blame to concerning the circumstances giving rise to this Agreement, or contain adverse comments or statements concerning, Clinton, AACC, an AACC Affiliate, and/or any employee, member, client, and/or customer of AACC or an AACC Affiliate.

         16. Attorney's Fees and Costs. Each party acknowledges and agrees that it shall be solely responsible for its attorneys' fees and costs incurred in the Action, and in the negotiation of this Agreement.

         17. Provisions of General Application.

         a.  This  Agreement  shall  be  construed,   interpreted,  and  applied
according to the law of the Commonwealth of Virginia, without reference to the choice of laws principles of any jurisdiction.

         b. This Agreement shall be binding upon and shall inure to the benefit of the heirs, personal representatives, successors, and assigns of the parties.

         c. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all agreements and understandings between the parties with respect to the subject matter hereof made prior to the date hereof.

         d.  There  are  no  representations,   warranties,   understandings  or
agreements relating to the subject matter hereof which are not fully expressed in this Agreement.

         e. If any provision of this Agreement or the application of any provision shall be unenforceable, the rights and obligations of the parties shall be construed and enforced with that provision limited so as to make it enforceable to the greatest extent allowed by law or, if it is totally unenforceable, as if this Agreement did not contain that particular provision.

         f. No amendment, modification, waiver or discharge of this Agreement will be valid unless in writing and signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.

         g. This Agreement may be executed in any number of counterparts, each of which shall for all purposes constitute one agreement that is binding on the parties hereto. This Agreement may also be executed by the use of counterpart signature pages and all executed facsimile or photostatic copies of any counterpart signature page shall be deemed to be an original.

         END OF AGREEMENT. SIGNATURE PAGE FOLLOWS.

         IN WITNESS WHEREOF, the parties have executed this Settlement Agreement and Release as of the date first above written.


                                               KINGDOM VENTURES, INC.



                                               By: Gene R. Jackson, President



                                               VISIONQUEST MINISTRIES, INC.



                                               By: John Jackson, President



                                               AMERICAN ASSOCIATION OF
                                               CHRISTIAN COUNSELORS, INC.



                                               By: Timothy E. Clinton, President



                                               GENE R. JACKSON



                                               JOHN JACKSON



                                               TIMOTHY E. CLINTON

                           Exhibit A Escrow Agreement
                                 Exhibit B Note
                            Exhibit C AACC Affiliates

l.       Shine Media, LLC

2.       American Association of Christian Counselors Foundation, Inc. Exhibit D


                  Articles of Incorporation of AACC

                  Exhibit E Bylaws of AACC

                  Exhibit F AACC Contracts


1. Invoice # 50, dated September 10, 2003, in the amount of $2,915, of Christian Times, Inc.

2. Invoice # 51, dated October 13, 2003, in the amount of $2,915, of Christian Times, Inc.

3. Invoice #52, dated September 25, 2003, in the amount of $4,925, of Christian Times, Inc.

4. Invoice #56, dated October 29, 2003, in the amount of $3,300, of Christian Times, Inc.

5. Invoice #245, dated November 16, 2003, in the amount of $1,800, of Ministry Values.com.

6. Invoice #2944, dated October 21, 2003, in the amount of $1,690, of Mr. Roy Productions.

7. Invoice #2821, dated September 16, 2003, in the amount of $1,763.56, of Mr. Roy Productions.

         AACC agrees to pay the above-referenced invoices by no later than June 30, 2004.

                  Exhibit G Dismissal Order